UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 4, 2024
flyExclusive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)
252-208-7715
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

     On March 4, 2024 (the “Effective Date” or the “Initial Issue Date”), flyExclusive, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser 25,000 shares of Series A Non-Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share and a warrant (the “Warrant”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The transaction closed on the Effective Date and provides the Company approximately $25 million of capital. Gregg S. Hymowitz, a member of the Company’s Board of Directors, to which position he was designated by an affiliate of the Purchaser, serves as the Founder and Chief Executive Officer of EnTrust Global Partners LLC (“EnTrust Global”), which is an affiliate of the Purchaser and may be deemed to be the beneficial owner of approximately 21.0% of the Company’s outstanding Common Stock. Each of EnTrust Global and Mr. Hymowitz disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. Gary Fegel is also a member of the Company’s Board of Directors, to which position he was designated by an affiliate of the Purchaser. As required by the Company’s internal policies, this transaction was approved by the Audit Committee of the Company’s Board of Directors, which consists of independent disinterested directors, and was also approved by the Company’s Board of Directors, with only disinterested directors voting (which excluded Mr. Hymowitz and Mr. Fegel).

The material terms of Series A Preferred Stock, the Warrant and the Agreement are summarized below.

Description of the Series A Preferred Stock

The terms of the Series A Preferred Stock are as set forth in the Certificate of Designation of Series A Non-Convertible Redeemable Preferred Stock (the “Series A Certificate of Designation”). Each share of Series A Preferred Stock has an initial stated value of $1,000 per share. The Series A Preferred Stock do not have conversion rights.

Dividends

Each share of Series A Preferred Stock shall accrue dividends on a daily basis in arrears beginning on the Initial Issue Date at the applicable dividend rate then in effect (the “Dividend Rate”). From and after the Initial Issue Date until the first-year anniversary of the Initial Issue Date, the Dividend Rate for the Series A Preferred Stock shall be 10.00% per annum. From and after the first-year anniversary of the Initial Issue Date until the second-year anniversary of the Initial Issue Date, the Dividend Rate for the Series A Preferred Stock shall be 12.00% per annum. From and after the second-year anniversary of the Initial Issue Date until the third-year anniversary of the Initial Issue Date, the Dividend Rate shall be 14.00% per annum. From and after the third-year anniversary of the Initial Issue Date, the Dividend Rate shall be 16.00% per annum.

Dividends will be due and payable annually in arrears on March 4 (the “Dividend Payment Date”) by either (A) cash payment or (B) to the extent not declared and paid in cash on the Dividend Payment Date, automatically compounded; provided that, the Company may not declare and pay in cash any dividends prior to the third Dividend Payment Date. On the third Dividend Payment Date, the Company must declare and pay at least 43% of the dividends in cash, and with respect to each subsequent Dividend Payment Date, the Company must pay 100% of the dividends in cash.

Redemption Rights

After the first-year anniversary of the Initial Issue Date, to the extent not prohibited by law, the Company may elect to redeem all outstanding shares of Series A Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series A Certificate of Designation. After the fifth-year anniversary of the Initial Issue Date, each holder of the Series A Preferred Stock may elect to require the Company to redeem all of its outstanding shares of Series A Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series A Certificate of Designation. The Series A Certificate of Designation also describes events triggering mandatory redemption of the Series A Preferred Stock, including a Bankruptcy Event or a Change of Control Event, each as defined in the Series A Certificate of Designation.

Voting Rights

Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law, the Company’s Certificate of Incorporation, or the Series A Certificate of Designation, holders are not entitled to any vote on matters submitted to the Company’s stockholders for approval. In any case in which the holders shall be entitled to vote pursuant to the DGCL, other applicable law, the Company’s Certificate of Incorporation, or the Series A Certificate of Designation, each holder will be entitled to one vote with respect to such matter per share of Series A Preferred Stock.

Consent Rights

The prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock is required for the Company to effect certain enumerated actions in the Series A Certificate of Designation for so long as any shares of Series A Preferred Stock are outstanding.

Ranking and Liquidation Rights

With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Preferred Stock shall rank senior in priority of payment to all Junior Stock (as defined in the Series A Certificate of Designation) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured debt and other liabilities (including trade payables) of the Company and any Senior Stock (as defined in the Series A Certificate of Designation).

Description of the Warrant

On the Effective Date, the Company issued the Purchaser a Warrant, granting the Purchaser the right to purchase shares of Common Stock in an aggregate amount equal to one and one-half (1½) percent of the outstanding Common Stock on a fully diluted basis (the “Share Count Cap”), calculated in accordance with the terms of the Warrant, at an exercise price of $0.01 per share. The Warrant is exercisable beginning on the second anniversary of the Effective Date as to 50% of the Share Count Cap and, beginning on the third anniversary, as to 100% of the Share Count Cap, in each case, in accordance with the terms of the Warrant. The Warrant expires on the fifth anniversary of the Effective Date and may not be exercised for a number of shares of Common Stock having an aggregate value in excess of $11,250,000, calculated in accordance with the terms of the Warrant.

Description of the Agreement

The Agreement contains customary representations, warranties and covenants by the parties, including certain indemnification obligations of the Company and a requirement for the Company to file a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Warrant within eighteen months of the Effective Date. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and are subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing descriptions of the Series A Preferred Stock, the Series A Certificate of Designation, the Agreement and the Warrant and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 hereto and the forms of the Series A Certificate of Designation and the Warrant, copies which are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. Series A Preferred Stock and the Warrant described in this Current Report on Form 8-K were offered and sold to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On March 4, 2024, in connection with the Agreement, the Company filed the Series A Certificate of Designation with the Secretary of State of the State of Delaware. The Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On March 5, 2024, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Document
3.1	Certificate of Designation of Series A Non-Convertible Redeemable Preferred Stock, filed with the Delaware Secretary of State on March 4, 2024.
4.1	Form of Warrant issued March 4, 2024.
10.1	Securities Purchase Agreement, dated March 4, 2024, by and between flyExclusive, Inc. and the Purchaser named therein.
99.1	Press Release, dated March 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 7, 2024

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman

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